Exhibit 99.1

For Immediate Release

July 20, 2022

John Marshall Bancorp, Inc. Reports 27.3% Earnings per Share Growth

Driven by Strong Loan Growth, Expense Management and Outstanding Asset Quality

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), today reported net income of $7.9 million ($0.56 per diluted common share) for the quarter ended June 30, 2022. The current quarter’s result compares to net income of $6.1 million ($0.44 per diluted common share) for the second quarter of 2021 and net income of $7.7 million ($0.55 per diluted common share) for the first quarter of 2022.

Second Quarter Highlights

●	Fourteenth Consecutive Quarter of Record Earnings – The Company reported record net income of $7.9 million for the second quarter of 2022, a $1.8 million or 29.7% increase over the $6.1 million reported for the second quarter of 2021. Earnings per diluted share for the three months ended June 30, 2022 were $0.56, a 27.3% increase over the $0.44 reported for the three months ended June 30, 2021.
●	Record Returns – Annualized Return on Average Assets (“ROAA”) was 1.41% and annualized Return on Average Equity (“ROAE”) was 15.28% for the three months ended June 30, 2022. ROAA and ROAE were 1.20% and 12.64%, respectively, for the three months ended June 30, 2021. Excluding the second quarter of 2010, when the Company realized a significant, non-recurring income tax benefit from the removal of the valuation allowance on its deferred tax assets, the ROAA and ROAE represent Company records.
●	Strong Loan Growth – Excluding Paycheck Protection Program (“PPP”) loans, gross loans net of unearned income (“Core Loans”) grew $204.1 million or 13.7% from June 30, 2021 to June 30, 2022. Core loans grew $68.8 million or 17.0% annualized from March 31, 2022 to June 30, 2022, representing the 3rd best quarter of core loan production in the Company’s history.
●	Overhead Discipline – The Company continues to actively manage costs while investing for future growth. The efficiency ratio for the second quarter of 2022 was 44.1% compared to 53.6% for the second quarter of 2021. The ratio of annualized non-interest expense to average assets was 1.38% for the second quarter of 2022 and 1.79% for the second quarter of 2021.
●	Asset Quality Remains Pristine – For the eleventh consecutive quarter, the Company had no non-performing loans, no loans 30 days or more past due, and no other real estate owned assets at June 30, 2022. The Company believes its allowance for loan losses is appropriate for the inherent risks and uncertainties associated with the portfolio.

Chris Bergstrom, President and Chief Executive Officer, commented, “During the second quarter of 2022, the Company achieved a number of significant milestones – registering our stock with the Securities and Exchange Commission to provide shareholders with greater disclosure and transparency, listing on the Nasdaq to facilitate greater trading volume, paying a cash dividend to reward our shareholders and refinancing our subordinated debt to lower our interest expense and cost of capital. While working on these priorities, we were able to achieve our 3rd best quarter of core loan growth. The PPP loan payoffs that we have not yet redeployed into loans were invested into liquid, cash flowing securities that we expect to convert into future loans and further increase our profitability. Our balance sheet remains well-capitalized with stellar asset quality, ample liquidity, and is primed for continued growth.”

Balance Sheet and Credit Quality

Total assets were $2.32 billion at June 30, 2022, $2.25 billion at March 31, 2022 and $2.07 billion at June 30, 2021. Asset growth from June 30, 2021 to June 30, 2022 was $250.5 million or 12.1%. During the second quarter of 2022, assets increased $66.8 million or 11.9% annualized. Asset growth was primarily comprised of loans and securities available for sale.

Total loans, net of unearned income, increased by 8.0% to $1.69 billion at June 30, 2022, compared to $1.57 billion at June 30, 2021. Excluding PPP loans, total loans, net of unearned income, at June 30, 2022 grew 13.7% to $1.69 billion as compared to $1.49 billion at June 30, 2021. The year-over-year increase in the loan portfolio is primarily attributable to growth in the investor real estate, residential mortgage, commercial owner-occupied real estate, and multi-family loan portfolios. At June 30, 2022, PPP loans, net of unearned income, totaled $216 thousand.

Total loans, net of unearned income, increased $61.4 million during the quarter ended June 30, 2022 or 15.1% annualized from $1.63 billion at March 31, 2022. Excluding PPP loans, total loans, net of unearned income, increased $68.8 million during the quarter ended June 30, 2022 or 17.0% annualized from March 31, 2022. The increase in loans was attributable to growth in the investor real estate, commercial owner-occupied, residential mortgage, and multi-family loan portfolios.

The Company’s portfolio of investments in fixed income securities was $467.4 million at June 30, 2022, $402.3 million at March 31, 2022, and $299.5 million at June 30, 2021. The increase in the fixed income securities portfolio was primarily driven by redeployment of PPP loan payoffs and deposit growth. All but $15.2 million of the fixed income portfolio is backed by the explicit or implicit guarantees of the United States Government or one of its agencies.

Total deposits were $2.04 billion at June 30, 2022, $1.98 billion at March 31, 2022 and $1.82 billion at June 30, 2021. Deposit growth was 12.6% during the past twelve months, as saving deposits grew 41.9%, interest-bearing demand deposits grew 25.6%, and non-interest bearing deposits grew 7.0%. Deposit growth was 8.6% during the past six months as interest-bearing demand deposits grew 16.5% and savings deposits grew 10.8%.

Total borrowings, defined as Federal Home Loan Bank (“FHLB”) advances and subordinated debt, increased by 15.7% or $6.8 million to $49.6 million at June 30, 2022 compared to $42.8 million at March 31, 2022. The increase was primarily due to the Company’s June 2022 issuance of a 5.25% fixed-to-floating rate subordinated note (“2022 note”) due in 2032 in the principal amount of $25.0 million. On July 15, 2022, the Company used the proceeds from the issuance to redeem the 5.75% fixed-to-floating rate subordinated notes (“2017 notes”) due 2027. The increase in total borrowings was partially offset by an $18.0 million decrease in FHLB advances due to the call of the Company’s outstanding FHLB advances during the three months ended June 30, 2022.

Shareholders’ equity was $207.5 million at June 30, 2022, an increase of $12.3 million or 6.3% from June 30, 2021. This increase year-over-year was due to net income of $29.9 million and the exercise of stock options totaling $3.5 million, partially offset by reductions in accumulated other comprehensive income of $18.3 million and dividends paid of $2.8 million. Book value per share was $14.80 as of June 30, 2022 compared to $14.32 as of June 30, 2021. The change in book value per share year-over-year was due to earnings, partially offset by increases in unrealized losses on our available-for-sale investment portfolio as a result of rising interest rates, shareholder option exercises, restricted share award issuances, and dividends paid. The Bank’s capital ratios remain well above regulatory thresholds for well-capitalized banks. As of June 30, 2022, the Bank’s total risk-based capital ratio was 15.1%, compared to 15.0% at June 30, 2021.

The Company recorded no net charge-offs for the second quarter of 2022, as compared to net charge-offs of $1 thousand during the first quarter of 2022 and $90 thousand during the second quarter of 2021. As of June 30, 2022, the Company had no non-accrual loans, no loans 30 days or more past due and no other real estate owned assets.

At June 30, 2022, the allowance for loan losses was $20.0 million or 1.18% of outstanding loans, net of unearned income, compared to $20.0 million or 1.23% of outstanding loans, net of unearned income, at March 31, 2022. The decrease in the allowance to outstanding loans, net of unearned income, was primarily due to improvement in risk ratings and the net changes in other qualitative adjustments.

Income Statement Review

Quarterly Results

Net income for the second quarter of 2022 increased $1.8 million or 29.7% to $7.9 million compared to $6.1 million for the second quarter of 2021. Net income increased $208 thousand or 2.7% compared to $7.7 million for the first quarter of 2022.

Net interest income for the second quarter of 2022 increased $817 thousand or 5.5% compared to the second quarter of 2021, driven primarily by growth in the Company’s investment portfolio. The annualized net interest margin excluding the effects of accelerated amortization on the 2017 notes and interest expense on 2022 note (non-GAAP) for the second quarter of 2022 was 3.18% as compared to 3.31% for the same quarter of the prior year. The tax-equivalent yield on interest earning assets was 3.57% for the second quarter of 2022 compared to 3.75% for the same period in 2021. The year-over-year decrease in net interest margin and tax-equivalent yield on interest earning assets was primarily due to lower yields on the Company’s loan portfolio. The non-GAAP cost of interest-bearing liabilities was 0.56% for the second quarter of 2022 compared to 0.62% for the same quarter of the prior year. The decrease in the cost of interest-bearing liabilities was primarily due to a six basis point reduction in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits. Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with United States generally accepted accounting principles (“GAAP”).

The Company did not record a provision for loan losses for the second quarter of 2022, compared to a $90 thousand provision for the second quarter of 2021. The provision recorded during the second quarter of 2021 related to a charge-off for a loan that the Bank sold as part of a portfolio management strategy.

Non-interest income decreased $308 thousand or 73.9% during the second quarter of 2022 compared to the second quarter of 2021. The decrease in non-interest income was primarily due to mark-to-market adjustments of $(339) thousand resulting from a reduction in value of investments related to the Company’s nonqualified deferred compensation plan. Excluding the impact of the mark-to-market adjustments, non-interest income increased $31 thousand or 8.9% primarily due to increases in service charges and fees on deposit accounts, interchange and other fee income, and insurance commissions.

Non-interest expense decreased $1.4 million or 15.3% for the three months ended June 30, 2022 compared to the three months ended June 30, 2021. The decrease in non-interest expense was primarily due to a decrease in salaries and employee benefits of $1.0 million or 18.0% driven primarily by a decrease in incentive compensation accruals. Incentive compensation accruals can fluctuate materially from quarter to quarter, based upon the Company’s financial performance and conditions measured against, among other evaluation criteria, our strategic plan and budget. At the end of each year, the ultimate determination of the incentive compensation is approved by the Board of Directors.

For the three months ended June 30, 2022, annualized non-interest expense to average assets was 1.38% compared to 1.79% for the three months ended June 30, 2021. The decrease was primarily due to lower incentive compensation accruals and non-recurring legal and professional fees incurred in 2021, coupled with continued cost consciousness.

For the three months ended June 30, 2022, the annualized efficiency ratio was 44.1% compared to 53.6% for the three months ended June 30, 2021. The decrease was primarily due to the increase in net interest income coupled with a decrease in incentive compensation accruals.

Year-to-Date Results

Net income for the six months ended June 30, 2022 increased $4.4 million or 39.5% to $15.6 million compared to $11.2 million for the six months ended June 30, 2021.  The results for the six months ended June 30, 2022 reflect a combination of the impact of an increase in net interest income, a decrease in provision for loan loss expense, and a decrease in non-interest expense, which were partially offset by a decrease in non-interest income.

Net interest income for the six months ended June 30, 2022 increased $2.5 million or 7.5% compared to the six months ended June 30, 2021 and was driven primarily by growth in the Company’s loan and investment portfolios. The annualized non-GAAP net interest margin for the six months ended June 30, 2022 was 3.26% as compared to 3.37% for the same period of the prior year. The tax-equivalent yield on interest earning assets for the six months ended June 30, 2022 was 3.62% compared to 3.86% for the same period in the prior year. The year-over-year decrease in net interest margin and tax-equivalent yield on interest earning assets was primarily due to a lower yield on fixed rate investments and lower yields on the Company’s loan portfolio. The non-GAAP cost of interest-bearing liabilities was 0.51% for the six months ended June 30, 2022 compared to 0.68% for the same period of the prior year. The decrease in the cost of interest-bearing liabilities was primarily due to a 16 basis point reduction in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits.

The Company did not record a provision for loan losses for the six months ended June 30, 2022, compared to a $2.5 million provision for the six months ended June 30, 2021. The decrease in the provision for loan losses as compared to the same period in 2021 primarily reflects changes in the Company’s evaluation of environmental factors impacting the Company’s loan portfolio during 2022. During 2021, the environmental or qualitative factor allocations within the allowance for loan losses were adjusted to account for the risks to certain industry subgroups and portfolio segments within our portfolio as a result of the continuing COVID-19 pandemic. The decrease in the provision for loan losses primarily reflects an estimated decrease in uncertainty as it relates to the estimated impact of the COVID-19 pandemic on the Company’s loan portfolio and the broader economy.

Non-interest income decreased $358 thousand or 40.6% during the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The decrease in non-interest income was primarily due to mark-to-market adjustments of $(490) thousand resulting from a reduction in value of investments related to the Company’s nonqualified deferred compensation plan. Additionally, during the six months ended June 30, 2021, the Company realized a $10 thousand gain on the call of a security. Excluding the impacts of the mark-to-market adjustments and gain on call, non-interest income increased $142 thousand or 18.4% primarily due to increases in insurance commissions, service charges and fees on deposit accounts, and interchange and other fee income.

Non-interest expense decreased $493 thousand or 2.9% during the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The decrease in non-interest expense was primarily due to non-recurring legal and professional fees incurred in 2021 and decreases in FDIC insurance fees due to lower insurance premiums. These decreases were partially offset by an increase in state franchise taxes as a result of an increase in the Bank’s equity year-over-year.

For the six months ended June 30, 2022, annualized non-interest expense to average assets was 1.49% compared to 1.72% for the six months ended June 30, 2021. The decrease was primarily due to non-recurring legal and professional fees incurred in 2021, coupled with continued cost consciousness.

For the six months ended June 30, 2022, the annualized efficiency ratio was 46.1% compared to 50.4% for the six months ended June 30, 2021. The decrease was primarily due to the increase in net interest income coupled with a decrease in other expenses. The increase was partially offset by a decrease in non-interest income.

Explanation of Non-GAAP Financial Measures

This release contains financial information and performance measures determined by methods other than in accordance with GAAP. Management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

●	Cost of interest-bearing liabilities that excludes the effects of accelerated amortization of debt costs associated with the Company’s 2017 notes and interest expense associated with the Company’s 2022 note. On July 15, 2022, the Company used the proceeds from the 2022 note to redeem the 2017 notes.
●	Net interest margin that excludes the effects of accelerated amortization of debt costs associated with the Company’s 2017 notes, and interest expense associated with the Company’s 2022 note.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the Reconciliation of Certain Non-GAAP Financial Measures table for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

For additional information, contact:

Christopher W. Bergstrom (703) 584-0840

Kent D. Carstater (703) 289-5922

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is a $2.32 billion bank headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. with one loan production office in Arlington, Virginia. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington D.C. Metro area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated Relationship Managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including Charter and Private Schools, Government Contractors, Health Services, Nonprofits and Associations, Professional Services, Property Management Companies, and Title Companies. Learn more at www.johnmarshallbank.com.

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiary include, but are not limited to the following:

changes in interest rates, general economic conditions, public health crises (such as the governmental, social and economic effects of COVID-19), levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines, and other conditions which by their nature are not susceptible to accurate forecast, and are subject to significant uncertainty. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

# # #

John Marshall Bancorp, Inc.
Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended				At or For the Six Months Ended
		June 30,				June 30,
	2022		2021		2022		2021
Selected Balance Sheet Data
Cash and cash equivalents		$120,887		$168,004		$120,887		$168,004
Total investment securities		473,914		306,030		473,914		306,030
Loans, net of unearned income		1,692,652		1,567,112		1,692,652		1,567,112
Allowance for loan losses		20,031		19,381		20,031		19,381
Total assets		2,316,374		2,065,895		2,316,374		2,065,895
Non-interest bearing demand deposits		512,284		478,705		512,284		478,705
Interest bearing deposits		1,531,457		1,336,327		1,531,457		1,336,327
Total deposits		2,043,741		1,815,032		2,043,741		1,815,032
Shareholders' equity		207,530		195,246		207,530		195,246

Summary Results of Operations
Interest income		$19,555		$18,627		$39,300		$37,374
Interest expense		2,247		2,136		4,076		4,601
Net interest income		17,308		16,491		35,224		32,773
Provision for loan losses		- -		90		- -		2,455
Net interest income after provision for loan losses		17,308		16,401		35,224		30,318
Non-interest income		109		417		523		881
Non-interest expense		7,681		9,067		16,467		16,960
Income before income taxes		9,736		7,751		19,280		14,239
Net income		7,882		6,079		15,556		11,153

Per Share Data and Shares Outstanding
Earnings per share - basic		$0.56		$0.45		$1.11		$0.82
Earnings per share - diluted		$0.56		$0.44		$1.10		$0.80
Book value per share		$14.80		$14.32		$14.80		$14.32
Weighted average common shares (basic)		13,932,256		13,572,779		13,858,057		13,565,320
Weighted average common shares (diluted)		14,085,160		13,868,173		14,042,205		13,852,936
Common shares outstanding at end of period		14,026,589		13,639,173		14,026,589		13,639,173

Performance Ratios
Return on average assets (annualized)		1.41%		1.20%		1.41%		1.13%
Return on average equity (annualized)		15.28%		12.64%		15.02%		11.78%
Net interest margin		3.16%		3.31%		3.25%		3.37%
Non-interest income as a percentage of average assets (annualized)		0.02%		0.08%		0.05%		0.09%
Non-interest expense to average assets (annualized)		1.38%		1.79%		1.49%		1.72%
Efficiency ratio		44.1%		53.6%		46.1%		50.4%

Asset Quality
Non-performing assets to total assets		- -%		- -%		- -%		- -%
Non-performing loans to total loans		- -%		- -%		- -%		- -%
Allowance for loan losses to non-performing loans		N/M		N/M		N/M		N/M
Allowance for loan losses to total loans (1)		1.18%		1.24%		1.18%		1.24%
Net charge-offs (recoveries) to average loans (annualized)		- -%		0.02%		0.00%		0.01%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
Non-accrual loans		- -		- -		- -		- -
Other real estate owned		- -		- -		- -		- -
Non-performing assets (2)		- -		- -		- -		- -
Troubled debt restructurings (total)		536		473		536		473
Performing in accordance with modified terms		536		473		536		473
Not performing in accordance with modified terms		- -		- -		- -		- -

Capital Ratios (Bank Level)
Equity / assets		9.9%		9.5%		9.9%		9.5%
Total risk-based capital ratio		15.1%		15.0%		15.1%		15.0%
Tier 1 risk-based capital ratio		14.0%		13.9%		14.0%		13.9%
Leverage ratio		11.0%		10.7%		11.0%		10.7%
Common equity tier 1 ratio		14.0%		12.3%		14.0%		12.3%

Other Information
Number of full time equivalent employees		144		143		144		143
# Full service branch offices		8		8		8		8
# Loan production or limited service branch offices		1		1		1		1

(1)

The allowance for loan losses to total loans, excluding PPP loans, net of unearned income, of $216 thousand, was 1.18% at June 30, 2022. The allowance for loan losses to total loans, excluding PPP loans, net of unearned income, of $79.9 million, was 1.30% at June 30, 2021. PPP loans received no allocations in the allowance estimate due to the underlying guarantees.

(2)

Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest, and other real estate owned. Does not include troubled debt restructurings which were accruing interest at the date indicated.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	June 30,	December 31,	June 30,	Last Six	Year Over
	2022	2021	2021	Months	Year
Assets	(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$12,915	$2,920	$9,341	342.3%	38.3%
Interest-bearing deposits in banks	107,972	102,879	158,663	5.0%	(31.9)%
Securities available-for-sale, at fair value	365,134	239,300	299,485	52.6%	21.9%
Securities held-to-maturity, fair value of $88,862 and $103,258 at 6/30/2022 and 12/31/2021, respectively.	102,265	105,509	- -	(3.1)%	N/M
Restricted securities, at cost	4,417	4,951	4,939	(10.8)%	(10.6)%
Equity securities, at fair value	2,098	1,869	1,606	12.3%	30.6%
Loans, net of unearned income	1,692,652	1,666,469	1,567,112	1.6%	8.0%
Allowance for loan losses	(20,031)	(20,032)	(19,381)	(0.0)%	3.4%
Net loans	1,672,621	1,646,437	1,547,731	1.6%	8.1%
Bank premises and equipment, net	1,443	1,620	1,955	(10.9)%	(26.2)%
Accrued interest receivable	4,451	4,943	4,513	(10.0)%	(1.4)%
Bank owned life insurance	21,188	20,998	20,794	0.9%	1.9%
Right of use assets	4,281	4,913	5,608	(12.9)%	(23.7)%
Other assets	17,589	12,970	11,260	35.6%	56.2%

Total assets	$2,316,374	$2,149,309	$2,065,895	7.8%	12.1%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$512,284	$488,838	$478,705	4.8%	7.0%
Interest-bearing demand deposits	738,666	633,901	587,878	16.5%	25.6%
Savings deposits	112,276	101,376	79,119	10.8%	41.9%
Time deposits	680,515	657,438	669,330	3.5%	1.7%
Total deposits	2,043,741	1,881,553	1,815,032	8.6%	12.6%
Federal Home Loan Bank advances	- -	18,000	18,000	(100.0)%	(100.0)%
Subordinated debt	49,560	24,728	24,704	100.4%	100.6%
Accrued interest payable	896	843	884	6.3%	1.4%
Lease liabilities	4,538	5,182	5,873	(12.4)%	(22.7)%
Other liabilities	10,109	10,533	6,156	(4.0)%	64.2%
Total liabilities	2,108,844	1,940,839	1,870,649	8.7%	12.7%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized
1,000,000 shares; none issued	- -	- -	- -	0.0%	0.0%
Common stock, nonvoting, par value $0.01 per share; authorized
1,000,000 shares; none issued	- -	- -	- -	0.0%	0.0%
Common stock, voting, par value $0.01 per share; authorized
30,000,000 shares; issued and outstanding, 14,026,589
at 6/30/2022 including 58,536 unvested shares, 13,745,598
shares at 12/31/2021 including 75,826 unvested shares
and 13,639,173 at 6/30/2021, including 60,995 unvested shares	140	137	136	2.2%	2.9%
Additional paid-in capital	93,935	91,107	90,448	3.1%	3.9%
Retained earnings	130,383	117,626	103,318	10.8%	26.2%
Accumulated other comprehensive income (loss)	(16,928)	(400)	1,344	N/M	N/M

Total shareholders' equity	207,530	208,470	195,246	(0.5)%	6.3%

Total liabilities and shareholders' equity	$2,316,374	$2,149,309	$2,065,895	7.8%	12.1%

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$17,334	$17,499	(0.9)%	$35,518	$35,338	0.5%
Interest on investment securities, taxable	1,893	993	90.6%	3,273	1,762	85.8%
Interest on investment securities, tax-exempt	30	30	0.0%	60	60	0.0%
Dividends	64	66	(3.0)%	124	131	(5.3)%
Interest on deposits in banks	234	39	500.0%	325	83	291.6%
Total interest and dividend income	19,555	18,627	5.0%	39,300	37,374	5.2%

Interest Expense
Deposits	1,698	1,735	(2.1)%	3,021	3,795	(20.4)%
Federal Home Loan Bank advances	12	30	(60.0)%	42	63	(33.3)%
Subordinated debt	537	371	44.7%	1,013	743	36.3%
Total interest expense	2,247	2,136	5.2%	4,076	4,601	(11.4)%

Net interest income	17,308	16,491	5.0%	35,224	32,773	7.5%

Provision for loan losses	- -	90	N/M	- -	2,455	N/M

Net interest income after provision for loan losses	17,308	16,401	5.5%	35,224	30,318	16.2%

Non-interest Income
Service charges on deposit accounts	84	60	40.0%	161	118	36.4%
Bank owned life insurance	95	100	(5.0)%	190	207	(8.2)%
Other service charges and fees	157	116	35.3%	294	220	33.6%
Gains on securities	- -	- -	N/M	- -	10	N/M
Insurance commissions	44	22	100.0%	265	177	49.7%
Other income (loss)	(271)	119	(327.7)%	(387)	149	(359.7)%
Total non-interest income	109	417	(73.9)%	523	881	(40.6)%

Non-interest Expenses
Salaries and employee benefits	4,655	5,680	(18.0)%	10,682	10,669	0.1%
Occupancy expense of premises	482	514	(6.2)%	975	1,021	(4.5)%
Furniture and equipment expenses	341	378	(9.8)%	666	700	(4.9)%
Other expenses	2,203	2,495	(11.7)%	4,144	4,570	(9.3)%
Total non-interest expense	7,681	9,067	(15.3)%	16,467	16,960	(2.9)%

Income before income taxes	9,736	7,751	25.6%	19,280	14,239	35.4%

Income tax expense	1,854	1,672	10.9%	3,724	3,086	20.7%

Net income	$7,882	$6,079	29.7%	$15,556	$11,153	39.5%

Earnings Per Share
Basic	$0.56	$0.45	24.4%	$1.11	$0.82	35.4%
Diluted	$0.56	$0.44	27.3%	$1.10	$0.80	37.5%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2022			2021
	June 30		March 31	December 31		September 30		June 30		March 31
Profitability for the quarter:
Interest income		$19,555	$19,745		$18,703		$18,042		$18,627		$18,747
Interest expense		2,247	1,829		1,734		1,876		2,136		2,465
Net interest income		17,308	17,916		16,969		16,166		16,491		16,282
Provision for loan losses		- -	- -		325		325		90		2,365
Non-interest income		109	414		513		325		417		464
Non-interest expense		7,681	8,786		7,679		7,623		9,067		7,893
Income before income taxes		9,736	9,544		9,478		8,543		7,751		6,488
Income tax expense		1,854	1,870		1,931		1,782		1,672		1,414
Net income		$7,882	$7,674		$7,547		$6,761		$6,079		$5,074

Financial performance:
Return on average assets (annualized)		1.41%	1.40%		1.41%		1.30%		1.20%		1.05%
Return on average equity (annualized)		15.28%	14.76%		14.52%		13.35%		12.64%		10.89%
Net interest margin		3.16%	3.33%		3.22%		3.15%		3.31%		3.43%
Non-interest income as a percentage of average assets (annualized)		0.02%	0.08%		0.10%		0.06%		0.08%		0.10%
Non-interest expense to average assets (annualized)		1.38%	1.61%		1.44%		1.46%		1.79%		1.64%
Efficency ratio		44.1%	47.9%		43.9%		46.2%		53.6%		47.1%

Per share data:
Earnings per share - basic		$0.56	$0.55		$0.55		$0.50		$0.45		$0.37
Earnings per share - diluted		$0.56	$0.55		$0.54		$0.48		$0.44		$0.37
Book value per share		$14.80	$14.68		$15.17		$14.82		$14.32		$13.85
Weighted average common shares (basic)		13,932,256	13,783,034		13,581,586		13,580,538		13,572,779		13,557,779
Weighted average common shares (diluted)		14,085,160	13,991,692		13,879,595		13,883,104		13,868,147		13,809,751
Common shares outstanding at end of period		14,026,589	13,950,570		13,745,598		13,644,985		13,639,173		13,634,754
Dividends declared per share	$	- -	$0.20	$	- -	$	- -	$	- -	$	- -

Non-interest Income
Service charges on deposit accounts		$84	$77		$74		$70		$60		$58
Bank owned life insurance		95	95		102		102		100		107
Other service charges and fees		157	137		138		120		115		104
Gains on securities		- -	- -		- -		- -		- -		10
Insurance commissions		44	221		79		28		22		155
Other income (loss)		(271)	(116)		120		5		120		30
Total non-interest income		$109	$414		$513		$325		$417		$464

Non-interest Expenses
Salaries and employee benefits		$4,655	$6,027		$4,765		$4,977		$5,680		$4,989
Occupancy expense of premises		482	493		480		484		514		507
Furniture and equipment expenses		341	325		363		373		378		322
Other expenses		2,203	1,941		2,071		1,789		2,495		2,075
Total non-interest expenses		$7,681	$8,786		$7,679		$7,623		$9,067		$7,893

Balance Sheets at Quarter End
Total loans		$1,692,652	$1,631,260		$1,666,469		$1,602,377		$1,567,112		$1,605,783
Allowance for loan losses		(20,031)	(20,031)		(20,032)		(19,706)		(19,381)		(19,381)
Investment securities		473,914	409,692		351,629		348,742		306,030		219,106
Interest-earning assets		2,274,968	2,217,553		2,121,407		2,062,000		2,032,235		1,979,848
Total assets		2,316,374	2,249,609		2,149,309		2,095,504		2,065,895		2,009,988
Total deposits		2,043,741	1,983,099		1,881,553		1,837,548		1,815,032		1,761,390
Total interest-bearing liabilities		1,581,017	1,530,133		1,435,443		1,416,396		1,379,031		1,388,286
Total shareholders' equity		207,530	204,855		208,470		202,222		195,246		188,904

Quarterly Average Balance Sheets
Total gross loans		$1,641,914	$1,620,533		$1,629,124		$1,580,695		$1,602,125		$1,575,847
Allowance for loan losses		(20,031)	(20,032)		(19,889)		(19,525)		(19,530)		(17,816)
Investment securities		447,688	376,608		356,007		325,027		256,671		180,180
Interest-earning assets		2,204,709	2,183,897		2,090,052		2,038,384		1,996,555		1,922,835
Total assets		2,240,119	2,216,131		2,121,980		2,069,143		2,027,364		1,954,088
Total deposits		1,980,231	1,946,882		1,857,782		1,812,635		1,820,939		1,709,678
Total interest-bearing liabilities		1,504,574	1,505,854		1,419,679		1,384,867		1,381,583		1,350,742
Total shareholders' equity		206,967	210,900		206,237		200,990		192,918		188,995

Financial Measures
Average equity to average assets		9.2%	9.5%		9.7%		9.7%		9.5%		9.7%
Investment securities to earning assets		20.8%	18.5%		16.6%		16.9%		15.1%		11.1%
Loans to earning assets		74.4%	73.6%		78.6%		77.7%		77.1%		81.1%
Loans to assets		73.1%	72.5%		77.5%		76.5%		75.9%		79.9%
Loans to deposits		82.8%	82.3%		88.6%		87.2%		86.3%		91.2%

Capital Ratios (Bank Level)
Equity / assets		9.9%	10.2%		10.8%		10.8%		10.6%		10.5%
Total risk-based capital ratio		15.1%	15.4%		15.3%		15.2%		15.0%		14.6%
Tier 1 risk-based capital ratio		14.0%	14.2%		14.0%		14.0%		13.9%		13.4%
Leverage ratio		11.0%	10.8%		11.0%		10.8%		10.7%		10.8%
Common equity tier 1 ratio		14.0%	14.2%		14.0%		14.0%		12.3%		13.4%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2022				2021
	June 30		March 31		December 31		September 30		June 30		March 31
Loans	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Commercial business loans	$47,654	2.8%	$52,569	3.2%	$53,378	3.2%	$53,166	3.3%	$55,375	3.5%	$60,637	3.8%
Commercial PPP loans	224	0.0%	7,781	0.5%	69,567	4.2%	75,496	4.7%	82,190	5.2%	117,796	7.3%
Commercial owner-occupied real estate loans	378,457	22.4%	339,933	20.9%	345,272	20.7%	326,585	20.4%	320,519	20.4%	307,918	19.2%
Total business loans	426,335	25.2%	400,283	24.6%	468,217	28.1%	455,247	28.4%	458,084	29.2%	486,351	30.3%

Investor real estate loans	598,501	35.5%	553,093	34.0%	523,038	31.4%	519,384	32.4%	505,605	32.3%	502,940	31.3%
Construction & development loans	189,644	11.2%	219,160	13.4%	231,090	13.9%	228,993	14.3%	219,175	14.0%	250,208	15.6%
Multi-family loans	106,236	6.3%	99,100	6.1%	100,132	6.0%	81,226	5.1%	92,203	5.9%	84,689	5.3%
Total commercial real estate loans	894,381	53.0%	871,353	53.5%	854,260	51.3%	829,603	51.8%	816,983	52.1%	837,837	52.2%

Residential mortgage loans	368,370	21.8%	356,331	21.9%	342,491	20.6%	316,549	19.8%	291,615	18.6%	281,964	17.5%
Consumer loans	651	0.0%	513	0.0%	586	0.0%	631	0.0%	916	0.1%	793	0.0%
Total loans	$1,689,737	100.0%	$1,628,480	100.0%	$1,665,554	100.0%	$1,602,030	100.0%	$1,567,598	100.0%	$1,606,945	100.0%
Less: Allowance for loan losses	(20,031)		(20,031)		(20,032)		(19,706)		(19,381)		(19,381)
Net deferred loan costs (fees)	2,915		2,780		915		347		(486)		(1,162)
Net loans	$1,672,621		$1,611,229		$1,646,437		$1,582,671		$1,547,731		$1,586,402

	2022				2021
	June 30		March 31		December 31		September 30		June 30		March 31
Deposits	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Non-interest bearing demand deposits	$512,284	25.1%	$495,811	25.0%	$488,838	26.0%	$463,868	25.2%	$478,705	26.4%	$419,796	23.8%
Interest-bearing demand deposits:
NOW accounts(1)	338,789	16.6%	345,087	17.4%	267,594	14.2%	294,261	16.0%	254,060	14.0%	245,274	13.9%
Money market accounts(1)	399,877	19.6%	414,987	20.9%	366,306	19.4%	336,651	18.3%	333,818	18.4%	344,807	19.6%
Savings accounts	112,276	5.4%	114,427	5.8%	101,376	5.4%	94,840	5.2%	79,119	4.4%	72,102	4.1%
Certificates of deposit
$250,000 or more	255,411	12.5%	241,230	12.1%	250,204	13.3%	232,722	12.7%	243,662	13.4%	265,772	15.1%
Less than $250,000	87,505	4.3%	91,050	4.6%	103,084	5.5%	104,463	5.7%	112,991	6.2%	119,828	6.8%
QwickRate® certificates of deposit	20,154	1.0%	23,136	1.2%	25,122	1.3%	28,998	1.6%	31,481	1.7%	38,565	2.2%
IntraFi® certificates of deposit	32,686	1.6%	39,628	2.0%	61,281	3.3%	66,926	3.6%	60,761	3.3%	38,284	2.2%
Brokered deposits	284,759	13.9%	217,743	11.0%	217,748	11.6%	214,819	11.7%	220,435	12.1%	216,962	12.3%
Total deposits	$2,043,741	100.0%	$1,983,099	100.0%	$1,881,553	100.0%	$1,837,548	100.0%	$1,815,032	100.0%	$1,761,390	100.0%

Borrowings
Federal Home Loan Bank advances	$ - -	0.0%	$18,000	42.0%	$18,000	42.1%	$18,000	42.1%	$18,000	42.2%	$22,000	47.1%
Subordinated debt	49,560	100.0%	24,845	58.0%	24,728	57.9%	24,716	57.9%	24,704	57.8%	24,692	52.9%
Total borrowings	$49,560	100.0%	$42,845	100.0%	$42,728	100.0%	$42,716	100.0%	$42,704	100.0%	$46,692	100.0%

Total deposits and borrowings	$2,093,301		$2,025,944		$1,924,281		$1,880,264		$1,857,736		$1,808,082

Core customer funding sources (2)	$1,738,828	85.1%	$1,742,220	85.2%	$1,638,683	86.3%	$1,593,731	85.9%	$1,563,116	85.3%	$1,505,863	84.4%
Wholesale funding sources (3)	304,913	14.9%	258,879	12.7%	260,870	13.7%	261,817	14.1%	269,916	14.7%	277,527	15.6%
Total funding sources	$2,043,741	100.0%	$2,001,099	97.9%	$1,899,553	100.0%	$1,855,548	100.0%	$1,833,032	100.0%	$1,783,390	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand®, IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased and Federal Home Loan Bank advances.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Six months ended June 30, 2022			Six months ended June 30, 2021
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$407,341	$3,397	1.68%	$213,585	$1,892	1.79%
Tax-exempt(1)	5,004	76	3.06%	5,052	77	3.07%
Total securities	$412,345	$3,473	1.70%	$218,637	$1,969	1.82%
Loans, net of unearned income(2):
Taxable	1,611,916	35,209	4.40%	1,570,969	35,001	4.49%
Tax-exempt(1)	19,367	391	4.07%	18,090	427	4.76%
Total loans, net of unearned income	$1,631,283	$35,600	4.40%	$1,589,059	$35,428	4.50%
Interest-bearing deposits in other banks	$150,734	$325	0.43%	$152,203	$83	0.11%
Total interest-earning assets	$2,194,362	$39,398	3.62%	$1,959,899	$37,480	3.86%
Total non-interest earning assets	33,830			31,029
Total assets	$2,228,192			$1,990,928
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$323,546	$424	0.26%	$244,952	$392	0.32%
Money market accounts	395,532	789	0.40%	336,528	630	0.38%
Savings accounts	111,312	177	0.32%	71,307	135	0.38%
Time deposits	635,359	1,631	0.52%	670,014	2,638	0.79%
Total interest-bearing deposits	$1,465,749	$3,021	0.42%	$1,322,801	$3,795	0.58%
Subordinated debt	27,007	1,013	7.56%	24,690	743	6.07%
Other borrowed funds	12,453	42	0.68%	18,757	63	0.68%
Total interest-bearing liabilities	$1,505,209	$4,076	0.55%	$1,366,248	$4,601	0.68%
Demand deposits	497,899			421,349
Other liabilities	16,161			12,364
Total liabilities	$2,019,269			$1,799,961
Shareholders’ equity	$208,923			$190,967
Total liabilities and shareholders’ equity	$2,228,192			$1,990,928

Tax-equivalent net interest income and spread		$35,322	3.07%		$32,879	3.18%
Less: tax-equivalent adjustment		98			106
Net interest income		$35,224			$32,773

Interest income/earnings assets			3.62%			3.86%
Interest expense/earning assets			0.37%			0.48%
Net interest margin			3.25%			3.38%

(1)

Tax-equivalent income has been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $98 thousand and $106 thousand in 2022 and 2021, respectively.

(2)  The Company did not have any loans on non-accrual as of June 30, 2022 or June 30, 2021.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three months ended June 30, 2022			Three months ended June 30, 2021
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$442,686	$1,957	1.77%	$251,654	$1,059	1.69%
Tax-exempt(1)	5,002	38	3.05%	5,017	38	3.04%
Total securities	$447,688	$1,995	1.79%	$256,671	$1,097	1.71%
Loans, net of unearned income(2):
Taxable	1,622,666	17,180	4.25%	1,577,125	17,295	4.40%
Tax-exempt(1)	19,248	195	4.06%	25,000	259	4.16%
Total loans, net of unearned income	$1,641,914	$17,375	4.24%	$1,602,125	$17,554	4.39%
Interest-bearing deposits in other banks	$115,107	$234	0.82%	$137,759	$39	0.11%
Total interest-earning assets	$2,204,709	$19,604	3.57%	$1,996,555	$18,690	3.75%
Total non-interest earning assets	35,410			30,809
Total assets	$2,240,119			$2,027,364
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$322,255	$222	0.28%	$250,845	$194	0.31%
Money market accounts	398,641	439	0.44%	337,752	314	0.37%
Savings accounts	114,216	89	0.31%	75,321	70	0.37%
Time deposits	633,273	948	0.60%	674,969	1,157	0.69%
Total interest-bearing deposits	$1,468,385	$1,698	0.46%	$1,338,887	$1,735	0.52%
Subordinated debt	29,222	537	7.37%	24,696	371	6.03%
Other borrowed funds	6,967	12	0.69%	18,000	30	0.67%
Total interest-bearing liabilities	$1,504,574	$2,247	0.60%	$1,381,583	$2,136	0.62%
Demand deposits	511,846			439,356
Other liabilities	16,732			13,507
Total liabilities	$2,033,152			$1,834,446
Shareholders’ equity	$206,967			$192,918
Total liabilities and shareholders’ equity	$2,240,119			$2,027,364

Tax-equivalent net interest income and spread		$17,357	2.97%		$16,554	3.13%
Less: tax-equivalent adjustment		49			63
Net interest income		$17,308			$16,491

Interest income/earnings assets			3.57%			3.75%
Interest expense/earning assets			0.41%			0.43%
Net interest margin			3.16%			3.32%

(1)

Tax-equivalent income has been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $49 thousand and $63 thousand in 2022 and 2021, respectively.

(2)  The Company did not have any loans on non-accrual as of June 30, 2022 or June 30, 2021.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Cost of interest-bearing liabilities adjustment
Interest expense (GAAP)	$2,247	$2,136	$4,076	$4,601
Less: Accelerated amortization on 2017 notes	104	—	208	—
Less: Interest expense on 2022 note	62	—	62	—
Interest expense, excluding accelerated amortization on 2017 notes and interest expense on 2022 note (Non-GAAP)	$2,081	$2,136	$3,806	$4,601

Average interest-bearing liabilities (GAAP)	$1,504,574	$1,381,583	$1,505,209	$1,366,248
Less: Average balance of 2017 notes without accelerated amortization	51	—	101	—
Less: Average balance of 2022 note	4,325	—	2,174	—
Average interest-bearing liabilities, excluding accelerated amortization on 2017 notes and interest expense on 2022 note (Non-GAAP)	$1,500,198	$1,381,583	$1,502,934	$1,366,248

Cost of interest-bearing liabilities (GAAP)	0.60%	0.62%	0.55%	0.68%
Cost of interest-bearing liabilities, excluding accelerated amortization on 2017 notes and interest expense on 2022 note (GAAP)	0.56%	0.62%	0.51%	0.68%

Net interest margin adjustment
Interest income (GAAP)	$19,555	$18,627	$39,300	$37,374
Interest expense, excluding accelerated amortization on 2017 notes and interest expense on 2022 note (Non-GAAP)	2,081	2,136	3,806	4,601
Average interest-earning assets (GAAP)	2,204,709	1,996,555	2,194,362	1,959,899
Net interest margin (GAAP)	3.15%	3.31%	3.24%	3.37%
Net interest margin, excluding accelerated amortization on 2017 notes and interest expense on 2022 note (Non-GAAP)	3.18%	3.31%	3.26%	3.37%